Consent of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
AllianceBernstein 2050 Retirement Strategy,
AllianceBernstein 2055 Retirement Strategy:


We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                   /s/   KPMG LLP
                                   -------------------------
                                         KPMG LLP

New York, New York
June 25, 2007